Exhibit 10.1

NOTE AMENDMENT AND CONVERSION AGREEMENT

This NOTE AMENDMENT AND CONVERSION AGREEMENT (this “Agreement”) is dated as of November 10, 2026, by and among NexGel, Inc., a Delaware corporation (the “Company”), and the noteholder identified on the signature page hereto (the “Holder”).

WHEREAS, the Company and the Holder are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

WHEREAS, the Holder is the holder of one or more convertible promissory notes originally issued by the Company to the Holder (collectively, the “Notes”), in the aggregate principal amounts set forth on Exhibit A;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger or other similar business combination transaction agreement (the “Merger Agreement”) pursuant to which the businesses and assets of a private company will be combined with the Company (the “Merger”);

WHEREAS, the Company and the Holder desire to (a) amend the Notes to provide for the Amended Conversion Price, effective upon the execution and delivery of this Agreement, (b) provide for the conversion of the outstanding principal amount of the Holder’s Notes into shares of Common Stock at the Amended Conversion Price, which conversion shall become effective only upon the consummation of the Merger, (c) provide for the extinguishment of the Holder’s Notes and all outstanding obligations thereunder, which extinguishment shall become effective only upon the consummation of the Merger, and (d) amend the Existing Note Warrants, effective upon execution and delivery of this Agreement, and provide for their retention or, if applicable, surrender and cancellation as set forth in Section 2.6, in each case upon the terms and subject to the conditions stated in this Agreement, regardless of whether the Merger has been consummated;

WHEREAS, the Company intends to raise capital through the New Capital Financing, which may close and fund before and independently of the Conversion Closing, and the Holder may, at its option, participate in the New Capital Financing as set forth herein; and

WHEREAS, the parties intend that this Agreement be executed and delivered on the date hereof and that the conversion of the Notes be consummated at a subsequent closing that shall be effective only upon, and subject to, the consummation of the Merger.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Holder agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2026 SEC Reports” means (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended, and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after January 1, 2026 and prior to the Business Day immediately preceding the date hereof, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Aggregate Note Amount” means, with respect to the Holder, the aggregate outstanding principal amount of the Holder’s Notes as of the Conversion Closing Date.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended Conversion Price” has the meaning set forth in Section 2.1 hereof.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees of the Company and its Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect and as in effect on the Closing Date.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect and as in effect on the Closing Date.

“Closing” means the Conversion Closing.

“Closing Date” means the date on which the Merger is consummated.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals hereof.

“Confidential Data” has the meaning set forth in Section 3.30 hereof.

“Conversion Closing” has the meaning set forth in Section 2.3 hereof.

“Conversion Closing Date” has the meaning set forth in Section 2.3 hereof.

“Conversion Conditions” has the meaning set forth in Section 2.2 hereof.

“Conversion Documents” means customary conversion notices, instruments of surrender and other instruments that the Company or the Transfer Agent may reasonably request to evidence (but not effect) the conversion of the Notes and the cancellation of the Notes and all rights, title and interest arising therefrom pursuant to this Agreement.

“Conversion Shares” has the meaning set forth in Section 2.3 hereof.

“DGCL” means the Delaware General Corporation Law, as amended or superseded from time to time.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disclosure Time” has the meaning set forth in Section 5.3 hereof.

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“Economic Effective Date” has the meaning set forth in Section 2.5(b) hereof.

“Election Deadline” means 5:00 p.m. Eastern Time on November [20], 2026.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Exchange Cap” means 19.99% of the outstanding Common Stock or any lower limit under Nasdaq Rule 5635(b), calculated in accordance with applicable Nasdaq rules and aggregating the Conversion Shares, the Interest Shares and any shares or other securities issued in the New Capital Financing.

“Existing Note Warrants” has the meaning set forth in Section 2.6(a) hereof.

“Financial Statements” has the meaning set forth in Section 3.8 hereof.

“Financing Closing” has the meaning set forth in Section 2.9 hereof.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.5 (Valid Issuance), 3.6 (No Conflict), 3.7 (Consents), 3.8 (SEC Filings; Financial Statements), 3.18 (Nasdaq Stock Market), 3.19 (Sarbanes-Oxley Act), 3.23 (Price Stabilization of Common Stock), 3.24 (Investment Company Act), 3.25 (General Solicitation; No Integration or Aggregation), 3.26 (Brokers and Finders), 3.27 (Reliance by the Holder) and 3.28 (No Additional Agreements).

“GAAP” has the meaning set forth in Section 3.8 hereof.

“GDPR” has the meaning set forth in Section 3.31 hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” has the meaning set forth in Section 3.21 hereof.

“HIPAA” has the meaning set forth in Section 3.30 hereof.

“Holder” has the meanings set forth in the recitals hereof.

“Indemnified Persons” has the meaning set forth in Section 5.10(a).

“Intellectual Property” has the meaning set forth in Section 3.12 hereof.

“Interest Shares” has the meaning set forth in Section 2.5(a) hereof.

“IT Systems” has the meaning set forth in Section 3.30 hereof.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, the Merger Agreement or with respect to the Closing, or would reasonably be expected to do so; provided, however, that none of the following shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any matter disclosed in the 2026 SEC Reports, including the Company’s going-concern qualification and existing or potential Events of Default, or (ii) any known trend in the Company’s industry or business.

“Merger” has the meaning set forth in the recitals hereof.

“Merger Agreement” has the meaning set forth in the recitals hereof.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means (i) on and prior to the Closing Date, The Nasdaq Capital Market, and (ii) following the Closing Date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“New Capital Financing” means the Company’s offering of shares of Common Stock at a purchase price of $0.275 per share on a pre-Reverse Split basis ($5.50 per share following the Reverse Split), together with five-year common stock purchase warrants providing 100% warrant coverage, exercisable for cash only at an exercise price of $0.50 per share on a pre-Reverse Split basis ($10.00 per share following the Reverse Split) (the “New Capital Financing Warrants”), with a target amount of $5,000,000 and a minimum first closing of $1,000,000, pursuant to the Securities Purchase Agreement.

“Outside Date” means March 31, 2027, subject to one extension of up to sixty (60) days by the Company and to automatic extension for so long as any required stockholder or Nasdaq approval remains pending.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.30 hereof.

“Privacy Laws” has the meaning set forth in Section 3.31 hereof.

“Privacy Statements” has the meaning set forth in Section 3.31 hereof.

“Process” or “Processing” has the meaning set forth in Section 3.31 hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.

“Replacement Note” means a new unsecured convertible promissory note with a principal amount equal to the funded purchase price of the shares purchased in the New Capital Financing, bearing interest at 10% per annum, with a conversion price of $0.275 per share on a pre-Reverse Split basis and equivalent adjustment provisions and a maturity of twenty-four (24) months after issuance, ranking pari passu with the Notes, as more fully set forth in the definitive documents for the New Capital Financing.

“Required New Financing Commitment” means, for the Holder, the amount set forth opposite the Holder’s name on Exhibit A hereto representing the Holder’s pro rata share (based on the outstanding principal amount of its Notes relative to the aggregate outstanding principal amount of all Notes) of the $5,000,000 target amount of the New Capital Financing.

“Reverse Split” has the meaning set forth in Section 2.8 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Conversion Shares and the Interest Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).

“Securities Act” has the meaning set forth in the recitals hereof.

“Securities Purchase Agreement” means the securities purchase agreement to be entered into by and among the Company and the investors party thereto in connection with the New Capital Financing.

“Special Committee” has the meaning set forth in Section 2.2 hereof.

“Subsidiaries” has the meaning set forth in Section 3.1 hereof.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its Subsidiaries, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Trading Day” means any day on which the National Exchange is open for trading.

“Transaction Agreements” means this Agreement, the Conversion Documents and any other documents or agreements explicitly contemplated hereunder.

“Transaction Fully Diluted Shares” means the aggregate number of shares of Common Stock on a fully diluted basis, calculated by including (a) all shares of Common Stock outstanding as of the applicable determination time, other than shares included under clause (d), (b) all Conversion Shares and Interest Shares issuable upon conversion of the Notes, (c) all shares of Common Stock issuable upon exercise of the Existing Note Warrants, (d) all shares of Common Stock issued or issuable in the New Capital Financing, including all shares of Common Stock issuable upon exercise of the New Capital Financing Warrants, and (e) all shares of Common Stock reserved for or subject to the management incentive pool, but excluding (i) any warrants outstanding immediately prior to the issuance of the Notes and (ii) any employee stock options.

“Transaction Oversight Committee” has the meaning set forth in Section 2.2 hereof.

“Transfer Agent” means, with respect to the Common Stock, [Continental Stock Transfer & Trust Company], or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Transfer Taxes” means all real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest, penalty, or addition thereto) incurred in connection with the transactions contemplated by this Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of a share of Common Stock for such date (or the nearest preceding date) on the National Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTCQB or OTCQX and not a National Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, or (c) if the Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if the price for Common Stock is then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

2. Note Amendment; Conversion of Notes.

2.1 Amended Conversion Price. Effective upon the execution and delivery of this Agreement by the Company and the Holder, and notwithstanding anything to the contrary in the Notes, the conversion price under each Note is hereby amended to provide that the applicable conversion price shall be the lower of (a) $0.275 per share on a pre-Reverse Split basis ($5.50 per share following the Reverse Split) and (b) the reset conversion price that would otherwise apply under the existing terms of the Notes on the applicable one-year anniversary date (the “Amended Conversion Price”); provided, however, that if the Conversion Closing occurs before the applicable one-year anniversary date, the Conversion Shares issued at the Conversion Closing shall be calculated using a conversion price of $0.275 per share on a pre-Reverse Split basis ($5.50 per share following the Reverse Split). The amendment set forth in this Section 2.1 shall survive, and shall remain binding and effective, whether or not the Conversion Closing occurs, unless modified pursuant to the applicable Note documents.

2.2 Signing; Irrevocable Conversion Election. Concurrently with the execution and delivery of this Agreement, the execution and delivery of this Agreement by the Holder constitutes the Holder’s irrevocable election to convert 100% of the outstanding principal amount of its Notes in accordance with Section 2.3, and such conversion shall become effective automatically at the Conversion Closing without further action by the Holder, the Company, the Transfer Agent or any other Person. The Holder shall promptly execute and deliver to the Company or the Transfer Agent, as applicable, any Conversion Documents that the Company or the Transfer Agent may reasonably request to evidence (but not effect) the conversion and cancellation contemplated by this Agreement. The Holder hereby irrevocably appoints the Company, acting by any officer thereof, as its attorney-in-fact, with such power coupled with an interest, solely to execute and deliver any Conversion Documents on the Holder’s behalf to effect the conversion and cancellation contemplated by this Agreement if the Holder fails promptly to deliver them. The foregoing power of attorney is limited to such purpose and shall not authorize the Company or any officer thereof to take any other action on behalf of the Holder. The conversion and cancellation contemplated by this Agreement shall be effective whether or not any Conversion Documents have been delivered or executed by the Holder. The Conversion Conditions are: (a) the special committee of independent members of the Board of Directors (the “Special Committee”) has received an independent valuation and fairness opinion regarding the Merger, (b) the Special Committee has received a third-party appraisal of the Company’s inventory and building, and (c) the transaction oversight committee established by the Company or the Board of Directors (the “Transaction Oversight Committee”) has been provided the final valuation, appraisal, audit and fairness materials and a reasonable opportunity to deliver its comments and recommendations to the Special Committee. The Merger must also have been consummated, which shall occur only upon the legal transfer of the agreed businesses and assets as set forth in the Merger Agreement. Except for the provisions of this Agreement that are expressly stated to be effective upon execution and delivery of this Agreement (including Sections 2.1, 2.5(a), 2.6(a) and 5.17), the obligations of the parties to be performed at the Conversion Closing shall become effective only upon, and subject to, the consummation of the Merger.

2.3 Conversion Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6, the closing of the conversion of the Notes (the “Conversion Closing” and the date on which the Conversion Closing occurs, the “Conversion Closing Date”) shall occur automatically on the date on which the Merger is consummated and the Conversion Conditions have been satisfied or waived. At the Conversion Closing, and effective automatically without further action by the Holder, the Company, the Transfer Agent or any other Person, 100% of the outstanding principal amount of the Holder’s Notes shall convert into at least the number of shares of Common Stock (the “Conversion Shares”) set forth opposite the Holder’s name on Exhibit A hereto, representing an amount equal to (a) the Aggregate Note Amount divided by (b) the assumed Amended Conversion Price as of the date hereof, subject to adjustment for the Reverse Split and the treatment of fractional shares set forth in Section 2.8. If the Conversion Closing occurs before the applicable one-year anniversary date, the minimum number of Conversion Shares issued at the Conversion Closing shall be calculated using a conversion price of $0.275 per share on a pre-Reverse Split basis ($5.50 per share following the Reverse Split). The Company shall issue the Conversion Shares to the Holder, registered in the name of the Holder or in such nominee name(s) as designated by the Holder.

2.4 Note Cancellation; Effectiveness. The Notes shall remain outstanding until the Conversion Closing. Upon the Conversion Closing and issuance of the Conversion Shares, and whether or not any Conversion Documents have been delivered or executed, the Holder hereby agrees that the Notes held by the Holder and all rights, title and interest arising from such Notes (other than the right to receive the Conversion Shares and the Interest Shares and the rights expressly set forth in this Agreement) shall be deemed cancelled and extinguished, without need for surrender to the Company of such Notes or any other further action by any of the parties to such Notes, and the Notes shall thereupon be null and void and have no further force or effect. To the extent necessary or required to effectuate the transactions contemplated hereby, the Company and the Holder hereby agree that (A) this Agreement constitutes an amendment to the Holder’s Notes and shall supersede all terms of the Notes that are inconsistent with the terms of this Agreement, and (B) to the extent not already waived, the Holder hereby amends and waives any rights associated with a change of control or similar event under the Notes in connection with the Merger.

2.5 Early Conversion. Notwithstanding the foregoing, the Holder may, at its sole discretion, convert the principal amount of its Notes at any point in time prior to the Conversion Closing.

2.5 Interest.

(a) Accrued Interest. On the Conversion Closing Date, all interest accrued and payable under the Notes through September 30, 2026 shall be issued and paid solely in shares of Common Stock (the “Interest Shares”) based on the original conversion price of $0.60 per share on a pre-Reverse Split basis ($12.00 per share following the Reverse Split), as set forth on Exhibit A, subject to Section 5.11. Effective upon the execution and delivery of this Agreement, the Holder hereby elects to receive such interest in shares of Common Stock and waives any advance-notice or other procedural requirement under the Notes relating to such election.

(b) Conditional Interest Suspension. Interest that would otherwise accrue under the Notes from and after October 1, 2026 (the “Economic Effective Date”) is hereby suspended and shall not be payable if the Conversion Closing occurs.

(c) Interest Reinstatement. If the Merger is not consummated by the Outside Date, interest under the Notes shall be reinstated retroactively from the Economic Effective Date, and such reinstated interest shall be paid in kind by addition to the principal amount of the Notes (or, at the Company’s election, in shares of Common Stock), without default interest, in accordance with the otherwise applicable terms of the Notes.

2.6 Existing Note Warrants; New Financing Commitment Option.

(a) Warrant Amendments. Effective upon the execution and delivery of this Agreement, the exercise price of each common stock purchase warrant issued to the Holder in connection with the Notes (the “Existing Note Warrants”) is hereby amended to $0.65 per share on a pre-Reverse Split basis ($13.00 per share following the Reverse Split). The original expiration date and all other terms of the Existing Note Warrants remain unchanged, except for any proportionate adjustments for the Reverse Split. The amendments set forth in this Section 2.6(a) shall survive whether or not the Merger is consummated.

(b) New Financing Commitment Option; Retention of Existing Note Warrants. The Holder may elect, at its option, to fund all, part or none of its Required New Financing Commitment in the New Capital Financing, and such funding is not a condition to the conversion of the Notes. If the Holder timely funds its full Required New Financing Commitment by the applicable funding deadline under the Securities Purchase Agreement, the Holder shall retain 100% of its Existing Note Warrants, as set forth opposite the Holder’s name on Exhibit A hereto representing 50% of the number of shares determined by dividing (a) the original principal amount of the Holder’s Notes by (b) the original conversion price of $0.60 per share, subject only to proportionate adjustment for the Reverse Split. If the Merger is not consummated, such retained Existing Note Warrants shall remain outstanding on the terms as amended by Section 2.6(a).

The Holder may request to purchase more than the Holder’s Required New Financing Commitment, and any excess shall be allocated after timely basic elections are satisfied in accordance with the allocation procedures set forth in the Securities Purchase Agreement. A failure to fund any elected subscription by the applicable funding deadline under the Securities Purchase Agreement shall forfeit the applicable subscription, oversubscription, warrant-retention and other financing-related rights, and the Company may reallocate any unfunded amount.

(c) Warrant Surrender by Non-Participating Holders. If the Holder does not timely fund its full Required New Financing Commitment by the applicable funding deadline under the Securities Purchase Agreement, then, effective upon the Conversion Closing, the Holder shall surrender its Existing Note Warrants for cancellation, and such Existing Note Warrants shall be cancelled without further action and without consideration; for the avoidance of doubt, execution of this Agreement shall constitute the consent and agreement of the Holder on the cancellation and termination of the Existing Note Warrants if the Holder does not timely fund its full Required New Financing Commitment by the applicable funding deadline. If no Conversion Closing occurs, the Holder’s Existing Note Warrants shall remain outstanding, subject to the surviving warrant amendments in Section 2.6(a) that expressly apply to the Holder.

2.7 Failure to Consummate the Merger. If the Merger is not consummated by the Outside Date, (a) the Holder’s irrevocable conversion election under Section 2.2 shall automatically terminate and no Conversion Shares shall be issued; (b) the Notes shall remain outstanding on their existing terms at the Amended Conversion Price, including reinstated full-ratchet and reset protections in accordance with Section 5.19; (c) the waiver of existing Events of Default set forth in Section 5.18(a) shall survive, and the forbearance set forth in Section 5.18(b) shall end; (d) interest shall be reinstated in accordance with Section 2.5(c); (e) the amendments to the Existing Note Warrants set forth in Section 2.6(a) shall survive; and (f) any shares of Common Stock purchased by the Holder in the New Capital Financing shall be cancelled and exchanged, to the extent permitted by law, for a Replacement Note in the form attached as an exhibit to the Securities Purchase Agreement, and any New Capital Financing Warrants shall remain outstanding, in each case in accordance with the definitive documents for the New Capital Financing.

2.8 Reverse Stock Split; Fractional Shares. The 1-for-20 reverse stock split of the Common Stock effective October 12, 2026 (the “Reverse Split”) shall apply to all share counts and per-share prices under this Agreement, which shall be proportionately adjusted without change to the economics hereof. Fractional shares shall be aggregated by the Holder and security, and any remaining fractional share shall be rounded up to the nearest whole share.

2.9 Financing Closing. The New Capital Financing may close and fund before, and independently of, the Conversion Closing and the consummation of the Merger (each such closing, a “Financing Closing”), and the proceeds thereof shall be available for immediate use by the Company.

3. Representations and Warranties of the Company. Except as set forth in the 2026 SEC Reports (but excluding the Fundamental Representations, which are not so qualified, and any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Company hereby represents and warrants to the Holder that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the 2026 SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries (collectively, the “Subsidiaries”) is wholly owned by the Company. Each of the Subsidiaries is duly incorporated or organized, as applicable, and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. The Company’s disclosure of its issued and outstanding capital stock in the 2026 SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such 2026 SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except for (i) options outstanding under the Company’s equity incentive plans, including any options assumed in connection with the Merger and (ii) the Notes, the Existing Note Warrants and the Conversion Shares and Interest Shares issuable hereunder, and (iii) the shares of Common Stock, New Capital Financing Warrants and any Replacement Notes issued or issuable in connection with the New Capital Financing. As of the date of this Agreement, the capital stock of the Company conforms in all material respects to the description thereof contained in the 2026 SEC Reports; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution, rights of first refusal, rights of participation or similar provisions that will be triggered (which, for the avoidance of doubt, excludes any such anti-dilution, rights of first refusal, rights of participation or similar provision that will be waived in connection with the transactions contemplated by this Agreement and the Merger Agreement) by the issuance of the Conversion Shares or the Interest Shares pursuant to this Agreement.

3.3 Registration Rights. Except as set forth in the Transaction Agreements and the Merger Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Agreements and to issue and sell the Conversion Shares and the Interest Shares. The execution, delivery and performance of the Transaction Agreements to which the Company is a party and the issuance and sale of the Conversion Shares and the Interest Shares have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or authorization of the Board of Directors, stockholders or any other Person is required, except for any required stockholder or Nasdaq approval. Each Transaction Agreement to which the Company is a party has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally or by general equitable principles.

3.5 Valid Issuance. The Conversion Shares and the Interest Shares have been duly and validly authorized and, subject to obtaining any required stockholder and Nasdaq approvals and sufficient authorized shares, upon issuance pursuant to the terms hereof, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than restrictions on transfer under applicable state and federal securities laws or as set forth in the Transaction Agreements), and the Holder shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by the Holder in Section 4 hereof, the offer and issuance of the Conversion Shares and the Interest Shares to the Holder is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. Subject to submission and approval of a Nasdaq Listing Application and those certain stockholder approvals required under the Nasdaq listing rules, the execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Conversion Shares and the Interest Shares and the consummation of the other transactions contemplated by the Transaction Agreements do not and will not (i) violate any provision of the Certificate of Incorporation or Bylaws, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or the giving of consent or waiver, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any Subsidiary or their respective properties or assets, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject (including, without limitation, all applicable listing rules of the Nasdaq Capital Market), or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iv) conflict with, result in a breach of, or require any consent, approval, authorization or waiver under the Merger Agreement that has not been obtained or made, except, in the case of clauses (ii) and (iii), as has not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Holder in Section 4, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body or other Person is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Conversion Shares and the Interest Shares and the performance by the Company of its other obligations under the Transaction Agreements, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Conversion Shares and the Interest Shares and the listing of the Conversion Shares or the Interest Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Conversion Shares and the Interest Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of any registration statement required under Section 5.21, (e) the Nasdaq Listing Application, and (f) such other consents, approvals, authorizations, filings or registrations the failure of which to obtain has not had and would not reasonably be expected to have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) Except as disclosed in the 2026 SEC Reports, the Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed 2026 SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed 2026 SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the 2026 SEC Reports. To the Company’s knowledge, none of the 2026 SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the 2026 SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, and after the Closing will not be, an issuer subject to Rule 144(i) under the Securities Act.

(b) The consolidated financial statements of the Company included in the 2026 SEC Reports (together with the related schedules and notes thereto, collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such Financial Statements, or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, including the Merger Agreement and transactions related thereto, since December 31, 2025: (a) other than as disclosed in the 2026 SEC Reports, the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or its Subsidiaries; (b) no material change to any material contract or arrangement by which the Company or its Subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the 2026 SEC Reports or in writing to the Holder; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect;

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, other than matters disclosed in the 2026 SEC Reports or otherwise disclosed in writing to the Holder, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any Subsidiary that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is, or within the last five (5) years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such Subsidiary or a claim of breach of fiduciary duty relating to the Company or such Subsidiary.

3.11 Compliance with Law; Permits. None of the Company or any Subsidiary is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its Subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the 2026 SEC Reports that is necessary for, or used in the conduct of their respective businesses (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its Subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. The Company, at all times since inception, has been and continues to be each classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii).

3.15 Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received since December 31, 2025, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any Subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any Subsidiary’s compliance with any Environmental Law in the future, except where such failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any Subsidiary has received since December 31, 2025, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any Subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially and adversely interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its and its Subsidiaries’ businesses and the value of its and its Subsidiaries’ properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since December 31, 2025, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “NXGL”. Except as disclosed in the 2026 SEC Reports, including the April 22, 2026 Nasdaq minimum bid price deficiency letter, the Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. Except for the material weaknesses disclosed in the 2026 SEC Reports, the Company is, and since December 31, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Products and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the Company and its Subsidiaries have made all filings and obtained all approvals required by the FDA or any other Regulatory Agency for the development, manufacture, sale or distribution of the products of the Company and its Subsidiaries, to the extent applicable; (ii) neither the Company nor any of its Subsidiaries has received any notice from any Regulatory Agency requiring the termination or suspension of, or imposing any clinical hold on, any product or product-related activity; and (iii) the Company and its Subsidiaries have operated and currently operate in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies, to the extent applicable to their products and business.

3.21 Compliance with Health Care Laws. The Company and its Subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the Company’s current business and research use only products. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except for the material weaknesses disclosed in the 2026 SEC Reports, since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Conversion Shares or the Interest Shares, respectively.

3.24 Investment Company Act. The Company is not, and immediately after the receipt of payment for and issuance of the Conversion Shares and the Interest Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Conversion Shares and the Interest Shares pursuant to this Agreement. Except with respect to the capital stock of the Company to be issued pursuant to the Merger Agreement, the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Conversion Shares and the Interest Shares pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq. Assuming the accuracy of the representations and warranties of the Holder set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.26 Brokers and Finders. Except as disclosed on Schedule 3.26, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27 Reliance by the Holder. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Holder will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 No Additional Agreements. There are no agreements or understandings between the Company, on one hand, and the Holder, on the other hand, with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements (other than confidentiality, nondisclosure, or similar agreements).

3.29 Anti-Bribery and Anti-Money Laundering Laws; Sanctions. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

3.30 Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below). The Company has not received any written notice, complaint, or claim from any Person, or any notice from any Regulatory Agency, alleging that the Company or any Subsidiary has violated or is not in compliance with any Privacy Laws (as defined below) or that the Company or any Subsidiary must undertake, or has failed to undertake, any action to comply with any Privacy Laws.

3.31 Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since December 31, 2023 provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.32 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, on the other hand, that is required to be described in any forms, statements, certifications, reports and documents required to be filed or furnished with the SEC under the Exchange Act or the Securities Act that has not been so described in accordance with the Exchange Act.

3.33 Merger Agreement. Upon execution of the Merger Agreement, all necessary corporate action will have been duly and validly taken by the Company to authorize the execution, delivery and performance of the Merger Agreement, and the Company will furnish or otherwise make available to the Holder a true and substantially complete copy of the Merger Agreement.

3.34 Disclosure. The Company confirms that it has not provided, and to the Company’s knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided the Holder or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Agreements, the Merger Agreement, and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company in the Disclosure Document as contemplated by Section 5.3 hereof. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Representations and Warranties of Each Holder. The Holder represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1 Organization. If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. If the Holder is an individual, the Holder has the legal capacity and authority to enter into and perform this Agreement and the other Transaction Agreements to which it will be a party.

4.2 Authorization. The Holder has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of the Holder or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Holder on this Agreement and each Transactions Agreement to which the Holder is a party, is genuine and the signatory to this Agreement and each Transactions Agreement to which the Holder is a party, if the Holder is an individual, has the legal competence and capacity to execute the same or, if the Holder is not an individual, the signatory has been duly authorized to execute the same on behalf of the Holder. The Holder has duly authorized the performance of the Holder’s obligations under this Agreement and each Transaction Agreement to which the Holder is a party. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Holder, the acquisition of the Conversion Shares in exchange for the cancellation of the Holder’s Notes and the consummation by the Holder of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Holder (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Holder, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Holder or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Holder to perform its obligations under the Transaction Agreements.

4.3A Ownership of Notes. The Holder is the sole legal and beneficial owner of its Notes as set forth on Exhibit A, free and clear of all liens, claims, security interests, options, charges and encumbrances of any nature. The Holder has not sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered any of its Notes or any interest therein, nor has the Holder entered into any agreement to do any of the foregoing. The Holder has the full right, power and authority to surrender its Notes for cancellation as contemplated by this Agreement. Upon the cancellation of the Holder’s Notes at the Closing, the Company will be released from all obligations under the Notes.

4.4 Residency. The Holder’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Holder’s name on Exhibit A, except as otherwise communicated by the Holder to the Company.

4.5 Brokers and Finders. The Holder has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Investment Representations and Warranties. The Holder hereby represents and warrants that it is (i) if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act and an “institutional account” as defined by FINRA Rule 4512(c); or (ii) if an individual, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Holder further represents and warrants that it is capable of evaluating the merits and risks of such investment and, if an entity, has not been organized for the purpose of acquiring the Securities. The Holder understands and agrees that the offering and issuance of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

4.7 Intent. The Holder is acquiring the Securities solely for investment purposes, for the Holder’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Holder’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Holder is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the Holder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Holder has no present arrangement to sell the Securities to or through any Person or entity. The Holder understands that the Securities must be held indefinitely unless such securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Holder to hold the Securities for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Holder has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Holder has considered necessary to make an informed investment decision.

The Holder acknowledges that it (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the acquisition of the Securities. The Holder acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Holder has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Holder. The Holder is, at this time and in the foreseeable future, able to afford the loss of the Holder’s entire investment in the Securities and the Holder acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. The Holder understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Holder in connection with the acquisition of the Securities constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities.

4.10 Securities Not Registered; Legends. The Holder acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Holder understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Holder unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Holder understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Holder’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Holder acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Holder acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Holder understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S UNDER SAID ACT, OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Holder, if applicable, provided that the Company will notify the Holder in advance of Closing if such a legend is to be placed on its Securities.

4.11 [Reserved.]

4.12 No General Solicitation. The Holder acknowledges and agrees that the Holder is acquiring the Securities directly from the Company in exchange for the conversion of the Holder’s Notes. The Holder became aware of this transaction solely by means of direct contact from the Company as a result of a pre-existing, substantive relationship with the Company, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Holder is not acquiring the Securities as a result of any general or public solicitation or general advertising or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented in any seminar or, to its knowledge, general solicitation, within the meaning of the Securities Act.

4.13 Access to Information. In making its decision to convert its Notes into Securities, the Holder has relied solely upon independent investigation made by the Holder, upon the 2026 SEC Reports and upon the representations, warranties and covenants of the Company set forth herein. The Holder acknowledges and agrees that the Holder and the Holder’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the conversion of the Notes into Securities as the Holder and the Holder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Holder has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Holder shall modify, limit or otherwise affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.14 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with the Holder, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Holder was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to execution of this Agreement. Notwithstanding the foregoing, (i) in the case that the Holder is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Holder’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to acquire the Conversion Shares and the Interest Shares covered by this Agreement and (ii) in the case that the Holder’s investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages the Holder’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Holder’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Holder’s investment adviser is also an investment adviser or subadviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Holder’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.15 Disqualification Event. To the extent the Holder is one of the covered persons identified in Rule 506(d)(1), the Holder represents that no Disqualification Event is applicable to the Holder or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Holder hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Holder or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Holder’s securities for purposes of Rule 506(d) of the Securities Act.

5. Covenants.

5.1 Further Assurances. After the date hereof, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Holder acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Holder agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 are no longer accurate, and the Company agrees to promptly notify the Holder if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 are no longer accurate.

5.2 Listing. The Company shall use reasonable best efforts to maintain the listing and trading of the Common Stock on The Nasdaq Capital Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq. The Company shall also use its reasonable best efforts to take all steps necessary to cause the Conversion Shares and the Interest Shares to be approved for listing on The Nasdaq Capital Market as promptly as possible.

5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the date hereof), issue a press release and ensure that the Company shall substantially contemporaneously file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document” and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements and the Merger Agreement and attaching this Agreement, the other Transaction Agreements and the Merger Agreement as exhibits to such Disclosure Document, and (ii) all material non-public information concerning the Company, the transactions contemplated hereby or the transactions contemplated by the Merger Agreement disclosed to the Holder prior to the Disclosure Time. Following the Disclosure Time, the Holder shall not be in possession of any material non-public information received from the Company, its Subsidiaries or any of their respective officers, directors, employees or agents. From and after the issuance of the Disclosure Document, the Company shall not provide material non-public information to the Holder, unless otherwise specifically agreed in writing by the Holder prior to any such disclosure. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not disclose the name of the Holder or any of its Affiliates or advisors, or include the name of the Holder or any of its Affiliates or advisors in any marketing materials (whether or not made publicly available), press release, public announcement or filing with the SEC or any regulatory agency, without the prior written consent of the Holder, except (i) as required by federal securities law in connection with the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, provided that the Company shall use commercially reasonable efforts to provide the Holder with prior written notice of and a reasonable opportunity to review such disclosure permitted under the foregoing clauses (i) and (ii).

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or issuance of the Securities in a manner that would require the registration under the Securities Act of the issuance of the Securities to the Holder, or that will be integrated with the offer or issuance of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 5.4 shall not limit the Company’s right to issue shares of capital stock pursuant to the Merger Agreement.

5.5 Removal of Legends.

(a) Once a registration statement covering the resale of the Conversion Shares and the Interest Shares is declared effective, the Company shall use its reasonable best efforts to promptly remove all restrictive legends, including the legend set forth in Section 4.10 above (or, in the event that Conversion Shares the Interest Shares are issued upon exercise after the Registration Statement is declared effective, the Conversion Shares and the Interest Shares shall be issued without restrictive legends). Further, the Company shall use its reasonable best efforts to remove all restrictive legends, including the legend set forth in Section 4.10 above, (i) following any transfer or sale of such Conversion Shares and Interest Shares once such Conversion Shares and Interest Shares are eligible for transfer or sale pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such Conversion Shares and Interest Shares are eligible for resale under Rule 144(b)(1) or any successor provision (or, in the event that Conversion Shares and Interest Shares are issued upon exercise after the conditions set forth in clauses (i) and (ii) above, the Conversion Shares and the Interest Shares shall be issued without restrictive legends). Without limiting the foregoing, either (i) upon request of the Holder and upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws or (ii) the Company shall promptly cause the legend to be removed from any certificate for any Conversion Shares and Interest Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to the Holder new certificate(s) representing the Conversion Shares and the Interest Shares that are free from all restrictive and other legends or, at the request of the Holder, via DWAC transfer to the Holder’s account. In connection with any sale, assignment, transfer or other disposition of the Conversion Shares or the Interest Shares by the Holder pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Holder with the requirements of this Agreement, if requested by the Holder by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Holder, provided that the Company has timely received from the Holder customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b) Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Conversion Shares and the Interest Shares (i) have been registered under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from the Holder accompanied by such customary and reasonably acceptable documentation acceptable to the Company and its counsel, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6 Withholding Taxes. The Holder agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7 Fees. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby.

5.8 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Holder under the Transaction Agreements.

5.9 Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder and its Affiliates and each Person who controls the Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any stockholder of the Company who is not an Affiliate of the Indemnified Person, whether directly or in a derivative capacity, with respect to the transactions contemplated by the Transaction Agreements (unless such action, claim or proceeding is based upon a breach of the Holder’s representations, warranties or covenants under the Transaction Agreements), and in each case will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.

(b) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11 Beneficial Ownership Limitation; Exchange Cap. The Holder’s existing 4.99% beneficial ownership limitation under the Notes shall apply to the issuance of the Conversion Shares and the Interest Shares and may be increased to 9.99% upon sixty-one (61) days’ prior written notice to the Company; any other change shall require the prior written consent of the Company. To the extent the issuance of any Securities would exceed such limitation, the Holder’s rights shall be preserved and such Securities shall be reserved and issued in permitted installments or held in abeyance. Issuances in excess of the Exchange Cap or any limit under Nasdaq Rule 5635(b) shall remain subject to stockholder approval. Any such excess may be issued as pre-funded warrants, convertible preferred stock or held in abeyance. For avoidance of doubt, in no event shall any such excess be settled in cash by the Company.

5.12 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Interest Shares.

5.13 No Amendment or Waiver of Merger Agreement Terms. The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify, supplement, terminate or waive (or fail to contest an action regarding a breach of or agree to amend, modify, supplement, terminate or waive) any provision of the Merger Agreement or any other Transaction Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that the Holder would reasonably expect to receive pursuant to this Agreement without the prior written consent of the Holder, it being agreed that any amendment or modification to the definition of “Conversion Shares” shall be deemed to materially and adversely affect the benefits that the Holder would reasonably expect to receive under this Agreement.

5.14 [Reserved.]

5.16. Equal Treatment of Holder. No consideration shall be offered or paid to the Holder to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the holders of Notes issued by the Company (the “Note Holders”). The Company further confirms that there are no side letters or other agreements giving any Note Holder any additional rights or benefits other than as set forth in the Transaction Agreements (other than confidentiality, nondisclosure, or similar agreements). The Company shall not be entitled to redeem or repurchase any of the Conversion Shares or the Interest Shares unless such redemption or repurchase is on a pro-rata basis amongst all Note Holders. For clarification purposes, this provision constitutes a separate right granted to each Note Holder by the Company and negotiated separately by each Note Holder and shall not in any way be construed as the Note Holders acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

5.17 Holder Consents. Effective upon the execution and delivery of this Agreement, the Holder hereby (a) consents to the New Capital Financing, including the issuance of shares of Common Stock and New Capital Financing Warrants, the use of proceeds thereof and any Financing Closing occurring before the Conversion Closing; (b) consents to the issuance of Replacement Notes at a conversion price of $0.275 per share on a pre-Reverse Split basis, their pari passu ranking with the Notes, and the survival of the New Capital Financing Warrants at an exercise price of $0.50 per share on a pre-Reverse Split basis; (c) consents to the Company’s pursuit and consummation of the Merger and other approved recapitalizations, restructurings, reorganizations, mergers and strategic transactions; (d) consents to approved sales, transfers, licensing and monetization of non-core assets, excluding a sale of all or substantially all of the Company’s assets unless separately approved as required; and (e) expressly and comprehensively waives all restrictions under the Notes, the securities purchase agreement pursuant to which the Notes were issued and the related financing documents as to all transactions contemplated by this Agreement, including any right of first refusal, variable rate transaction prohibition, most favored nation right, use-of-proceeds limitation and 20% prepayment offer, and agrees that any additional purchase rights thereunder are terminated.

5.18 Waiver of Existing Defaults; Forbearance. (a) The Holder hereby irrevocably waives all existing and potential Events of Default (as defined in the Notes), including any registration statement, Form 8-K/A or share-reserve default, together with any default interest and acceleration premium, as identified on Schedule 5.18 hereto. (b) The Holder agrees not to take any enforcement action under the Notes through the Outside Date; provided that such forbearance shall end on the Outside Date if the Merger has not been consummated.

5.19 Anti-Dilution. The anti-dilution and VWAP reset protections under the Notes are waived solely in connection with the consummation of the Conversion Closing. If the Conversion Closing does not occur by the Outside Date, such protections shall be reinstated in accordance with the existing terms of the Notes; provided, however, that the Amended Conversion Price shall remain in effect and continue to govern the Notes.

5.20 Release. Effective upon the Conversion Closing, the Holder irrevocably releases the Company and each of its current and former directors, officers, employees, stockholders, agents, representatives, affiliates, successors and assigns from all claims relating to the Notes, prior financings of the Company and the transactions contemplated by this Agreement; provided, however, that nothing herein shall release or impair any rights of the Holder under this Agreement or with respect to any securities issued pursuant hereto, or any claims that cannot be waived under applicable law.

5.21 Resale Registration. The Company shall use commercially reasonable efforts to file a registration statement covering the resale of the Conversion Shares and the Interest Shares within sixty (60) days after the Conversion Closing, which target is not a guaranteed effectiveness date; provided that, if at any time during such sixty (60)-day period the Company is not eligible or otherwise permitted under applicable law or SEC rules to file an S-1 or S-3 registration statement covering the resale of the Conversion Shares and the Interest Shares, the Company shall not be in breach of this Section 5.21 solely by reason of not filing such registration statement within such period, so long as it uses commercially reasonable efforts to file such registration statement as soon as reasonably practicable after it becomes eligible or permitted to do so. Such filing obligation supersedes any registration deadlines under the existing financing documents and shall not give rise to liquidated damages. Within two (2) Business Days after such registration statement is declared effective, the Company shall deliver to the Holder (via email) a statement from the Transfer Agent showing the Holder’s Conversion Shares held in unrestricted form. If the Conversion Shares are not registered for resale within six (6) months after the Conversion Closing and Rule 144 is not available for their resale without restriction, the Company shall issue additional Conversion Shares, if any, based on the five-Trading-Day VWAP reference period under the Notes rolled forward through the date unrestricted shares are delivered to the Holder, subject to the Beneficial Ownership Limitation and the Exchange Cap set forth in Section 5.11.

5.22 Holder Covenants. Prior to the earlier of the Conversion Closing and the termination of this Agreement, the Holder shall (a) support the transactions contemplated hereby and not delay or frustrate them, (b) promptly execute definitive documents substantially consistent with this Agreement, (c) not transfer the Notes or the Existing Note Warrants, except to an Affiliate that agrees in writing to be bound by this Agreement or with the prior written consent of the Company and in accordance with the terms of this Agreement, (d) provide customary investor, ownership, tax and transfer agent information reasonably requested by the Company, (e) maintain the confidentiality of information received in connection with the transactions contemplated hereby and comply with applicable standstill and trading restrictions, (f) reasonably cooperate with required corporate, stockholder, Nasdaq, SEC and other approvals, (g) vote its securities in favor of proposals recommended by the Board of Directors and the Special Committee, subject to applicable law, (h) acknowledge that it is not acting as part of a group for purposes of Section 13(d) of the Exchange Act, and (i) acknowledge the Company’s financial condition, going-concern qualification, potential Events of Default and SEC risk factors as disclosed in the 2026 SEC Reports, that it is a sophisticated investor, and that it has not relied on any representation not expressly set forth in this Agreement.

5.23 Future Participation Right. The rights set forth in this Section 5.23 shall become effective only upon the Conversion Closing and shall continue until the second anniversary of the Conversion Closing Date. During such period, the holders of Notes that converted at the Conversion Closing (collectively, the “Converting Noteholder Group”) shall have a collective right to participate in 25% of each Qualified Financing. Each Holder’s portion of such collective right shall be allocated pro rata based on the number of Conversion Shares then beneficially owned by such Holder relative to the aggregate number of Conversion Shares then beneficially owned by all members of the Converting Noteholder Group, in each case determined immediately before the applicable financing. The Company shall provide each Holder with written notice of the material terms of the applicable Qualified Financing and such Holder’s allocation, and each Holder shall have five (5) Business Days after receipt of such notice to elect to participate, unless a shorter period is reasonably required to complete the applicable Qualified Financing. The participation rights set forth in this Section 5.23 shall not include any oversubscription right. Any unused allocation shall expire, and the Company may reallocate any unused or unfunded allocation. A Holder’s participation right may be sold, transferred or assigned only with the Company’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. For purposes of this Section 5.23, “Qualified Financing” means a bona fide primary equity financing for cash approved by the Company that is not principally structured for an existing Holder; provided that “Qualified Financing” shall not include (i) the conversion of the Notes, (ii) the New Capital Financing, (iii) the Merger, (iv) issuances to employees or pursuant to incentive arrangements, (v) issuances in connection with acquisitions, (vi) strategic transactions, (vii) exercises or conversions of outstanding securities, (viii) at-the-market offerings, (ix) equity lines, (x) standby purchase agreements, (xi) registered direct facilities, (xii) rights offerings, (xiii) warrant inducements, (xiv) securities issued under equity compensation plans, or (xv) similar market-access or non-cash transactions. Nothing in this Section 5.23 shall cause the Holders to be deemed a group for purposes of Section 13(d) of the Exchange Act, and nothing herein shall obligate any Holder to participate in any Qualified Financing.

5.24 Special Committee and Transaction Oversight Committee. The Company shall cause the Board of Directors to appoint a Special Committee of independent Board members which, subject to confirmation by the Board of Directors and counsel that Aviv Argaman, Steve Glassman and Steve Ciardiello are independent and disinterested with respect to the Merger, shall consist of Aviv Argaman, Steve Glassman and Steve Ciardiello. The Special Committee shall supervise the independent valuation, appraisal, audit and fairness opinion process, retain and direct the applicable independent advisors, evaluate the proposed Merger and, after considering the comments and recommendations of the Transaction Oversight Committee, make the final determination or recommendation regarding the equity consideration within the range specified in Section 5.25, subject to final Board approval and applicable fiduciary duties. The Company or the Board of Directors shall also establish a Transaction Oversight Committee consisting of two (2) independent members. The chair shall be appointed by the current Special Committee for Strategic Review from among the ten (10) largest unaffiliated holders of the Company’s outstanding Notes and/or Common Stock, and the chair shall appoint the remaining member from among the Company’s Noteholders. No member of the Transaction Oversight Committee may be affiliated with the Company, Fountainhead, Sequence, Nvision or any participant in the Merger. The Transaction Oversight Committee shall have the right to receive updates regarding the valuation, appraisal and fairness opinion process, review the substantially final reports and related materials, and provide comments and recommendations to the Special Committee regarding the Merger, including the proposed private company ownership percentage. The Transaction Oversight Committee shall serve solely in an advisory and oversight capacity and shall have no authority to approve, reject or otherwise bind the Company, the Board of Directors or the Special Committee or assume any fiduciary responsibility of the Board of Directors or the Special Committee.

5.25 Private Company Consideration; Management Pool. The Company shall cause the consideration issued to the private company in the Meger for the contribution of its operating businesses and assets to represent no less than 45% and no more than 50% of the Company’s Transaction Fully Diluted Shares, as finally determined by the Special Committee following receipt of an independent valuation and fairness opinion. This range shall exclude any shares issued upon conversion of Notes held by Sequence or Brian Kieser, which shall be determined independently and on the same terms as for all other Holders. The Company shall disclose in the definitive documents the management incentive pool of approximately 6% of the Company’s Transaction Fully Diluted Shares and shall obtain approval of the Special Committee or another committee of independent directors for that pool.

5.26 Equal Treatment; Individualized Calculations. The Company shall offer identical Note conversion terms and economics to all Holders, including Sequence and Brian Kieser, and shall not offer any Holder fees, side payments or a cash purchase alternative. The Company shall not provide more favorable Note conversion economics to any Holder without making an equivalent offer to all Holders, except for new-money terms made available to all Holders on a pro rata basis. The Company shall prepare individualized calculations for each Holder addressing Note principal, reinstated interest, Conversion Shares, Existing Note Warrant treatment, financing securities and any Replacement Note entitlement, and shall maintain complete and accurate capitalization records.

5.27 Efforts; Use of Proceeds. The Company shall use commercially reasonable efforts to satisfy the conditions to the Conversion Closing and obtain all required corporate, regulatory, stockholder and Nasdaq approvals. The Company shall use the proceeds of the New Capital Financing for working capital and transaction expenses in accordance with Board-approved budgets and shall not use such proceeds to repay the Notes.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Holder. The obligation of the Holder to consummate the conversion of its Notes at the Conversion Closing pursuant to this Agreement is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects and except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The conversion of the Notes and the issuance of the Conversion Shares and the Interest Shares to the Holder shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the conversion and cancellation of the Notes and the issuance of the Conversion Shares and the Interest Shares, (except for any approvals required by Nasdaq for the issuance of the Conversion Shares and the Interest Shares) all of which shall be in full force and effect.

(e) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect, excluding matters disclosed in the 2026 SEC Reports, including the Company’s going-concern qualification and existing or potential Events of Default, and known trends in the Company’s industry or business.

(g) Nasdaq. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares and the Interest Shares and shall have not received any objections to the transactions contemplated in this Agreement, the other Transaction Agreements or the Merger Agreement. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on Nasdaq and shall not have been suspended by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(h) Merger. The Merger shall have been legally consummated in accordance with the Merger Agreement, including the legal transfer of the agreed businesses and assets thereunder.

(i) Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental or regulatory body, shall have been issued, and no action or proceeding shall have been instituted by any governmental or regulatory body, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(j) Aggregate Participation. The Company shall have received duly executed, binding support and consent agreements and binding, irrevocable conversion elections consistent with the terms of this Agreement from all Note Holders, except that the Company shall not be required to receive such agreements or elections from Note Holders holding Notes representing, in the aggregate, no more than $1,000,000 in outstanding principal amount.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the Conversion Closing and to issue the Conversion Shares and the Interest Shares to the Holder pursuant to this Agreement is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Holder in Section 4 hereto shall be true and correct in all respects as of the date hereof and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date, and consummation of the Closing shall constitute a reaffirmation by the Holder of each of the representations, warranties, covenants and agreements of the Holder contained in this Agreement as of the Closing Date.

(b) Performance. The Holder shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Holder on or prior to the Closing Date.

(c) Injunction. The conversion of the Notes and the issuance of the Conversion Shares and the Interest Shares shall not be prohibited or enjoined by any law or governmental or court order or regulation, and no legal restraint shall prohibit or materially impair the Conversion Closing.

(d) [Reserved]

(e) Merger. The Merger shall have been legally consummated.

(f) Conversion Conditions. The Conversion Conditions shall have been satisfied or waived.

(g) Aggregate Participation. Note Holders representing no more than $1,000,000 in outstanding principal amount shall have failed to deliver executed binding support and consent agreements and made binding, irrevocable conversion elections consistent with this Agreement ..

(h) Approvals; Authorized Shares. All required corporate, regulatory, stockholder and Nasdaq approvals shall have been obtained, and sufficient authorized and reserved shares of Common Stock shall be available for the issuance of the Conversion Shares and the Interest Shares.

7. Termination.

7.1 Termination. The Holder’s commitment to convert its Notes hereunder is irrevocable and shall remain binding until the earliest of (a) the Conversion Closing and (b) the termination of this Agreement as follows:

(i) Upon the mutual written consent of the Company and the Holder prior to the Conversion Closing;

(ii) By the Company, prior to the Conversion Closing, upon written notice to the Holder, if (A) any required approval is unavailable or delayed, (B) any legal restraint prohibits or materially impairs the Conversion Closing, (C) the minimum first closing of the New Capital Financing has not occurred, (D) a Material Adverse Effect has occurred (excluding matters disclosed in the 2026 SEC Reports, including the Company’s going-concern qualification and existing or potential Events of Default, and known trends in the Company’s industry or business) or (E) the Board of Directors or the Special Committee makes a good-faith fiduciary determination to terminate;

(iii) By the Company, in its sole discretion, if Note Holders representing more than $1,000,000 of the outstanding principal amount of the Notes have not executed this Agreement or substantially similar agreements by the Election Deadline (it being understood that no automatic termination shall apply on such basis); or

(iv) Automatically, without any further action by the Company or the Holder, if the Conversion Closing has not occurred on or before the Outside Date;

provided, however, that, in the case of clauses (ii) and (iii) above, the Company shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such termination.

7.2 Notice. In the event of termination pursuant to Section 7.1, written notice thereof shall be given to the Holder by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

7.3 Effect of Termination. Upon any termination of this Agreement prior to the Conversion Closing, the provisions of Section 2.7 shall apply. Notwithstanding any termination of this Agreement or of the conversion election, (a) the Amended Conversion Price set forth in Section 2.1, (b) the amendments to the Existing Note Warrants set forth in Section 2.6(a), (c) the consents set forth in Section 5.17 and the waiver of existing Events of Default set forth in Section 5.18(a), (d) any completed obligations under the New Capital Financing and the Replacement Note exchange and (e) the interest reinstatement set forth in Section 2.5(c) shall survive and remain in full force and effect. The anti-dilution waiver set forth in Section 5.19, the forbearance set forth in Section 5.18(b), the release set forth in Section 5.20 and the Future Participation Right set forth in Section 5.23 shall not survive and shall be of no further force or effect if the Conversion Closing does not occur.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. Except as set forth in Section 5.3 and except for an investor call held prior to the Disclosure Time and the material terms of which are disclosed in the Disclosure Document, neither the Company nor the Holder shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld), other than filings pursuant to Section 13 and/or Section 16 of the Exchange Act or as otherwise required by law, rule or regulation, which, for the avoidance of doubt, shall not require the Company’s consent; provided that the Company shall not publicly disclose the name of any Holder or any Affiliate or investment adviser of the Holder without the Holder’s prior written consent (email being sufficient). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary to satisfy its obligations under applicable law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall, to the extent reasonably practicable, allow the Holder reasonable time to comment on such release or announcement in advance of its issuance, and the Company shall consider in good faith the Holder’s comments. The Company shall not include the name of the Holder in any press release or public announcement, including any filing with the SEC if required by applicable SEC rules, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall, to the extent reasonably practicable in the circumstances, allow the Holder reasonable time to comment on such release or announcement in advance of its issuance. Notwithstanding anything to the contrary in this Section 8.1, Holder review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) calendar days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

NexGel, Inc.

2150 Cabot Boulevard West, Suite B, Langhorne, Pennsylvania 19047

Attention: Brian J. Kieser, Interim Chief Executive Officer

Email Address: briankieser@ftnhd.com

with a copy to (which shall not constitute notice):

Honigman LLP

660 Woodward Ave. #2290

Detroit, MI 48226

Attention: Michael Rosenberg, N. Danny Shulman and Adam Snukal

Email Address: MRosenberg@honigman.com; NShulman@honigman.com; ASnukal@honigman.com

(b) If to the Holder, at its address set forth on Exhibit A or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 Consent to Electronic Notice. The Holder consents to the delivery of any stockholder notice pursuant to Section 232 of the DGCL, as amended or superseded from time to time, with respect to the Conversion Shares and the Interest Shares purchased or issued to the Holder at the e-mail address(es) set forth below the Holder’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company in accordance with Section 8.3. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Holder agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.5 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b) The Company and the Holder hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby to the exclusive jurisdiction of the Delaware Court of Chancery; provided that if the Delaware Court of Chancery lacks subject matter jurisdiction, any state or federal court located in the State of Delaware shall have exclusive jurisdiction;

(ii) consents that any such action or proceeding may be brought only in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3, Exhibit A or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to bring an action for recognition and enforcement of any judgment in any other jurisdiction, but no action on the merits may be brought outside the courts specified in clause (i);

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the transactions contemplated hereby and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), Transfer Taxes, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Conversion Shares and the Interest Shares to the Holder.

8.9 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Holder, and (y) the Holder, in the case of the Company, provided that the Holder may, without the prior consent of the Company, (i) assign its rights hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Holder (provided each such assignee agrees to be bound by the terms of this Agreement as the Holder and makes the same representations and warranties set forth in Section 4 hereof) or (ii) assign its rights hereunder to a permitted transferee of its Conversion Shares and the Interest Shares following the Closing (other than with respect to transfers pursuant to the Registration Statement or Rule 144) (provided each such assignee agrees to be bound by the terms of this Agreement applicable to the Holder). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.10 Confidential Information.

(a) The Holder covenants that until the earliest of (i) such time as the transactions contemplated by this Agreement and any material non-public information provided to the Holder are publicly disclosed by the Company and (ii) the termination of this Agreement, the Holder will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to the Holder’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Holder such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Holder to acquire the Conversion Shares and the Interest Shares, and the Holder shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Holder confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, in which case, the Company will use commercially reasonable efforts to notify the applicable Holder and provide the Holder the opportunity to review such disclosure. The Holder acknowledges that the Company may file a form of this Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.

8.11 [Reserved.]

8.12 [Reserved.]

8.13 [Reserved.]

8.14 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.15 Counterparts. This Agreement may be executed in three (3) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.16 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and thereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof and thereof, whether written or oral. No amendment, modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Holders holding at least a majority in aggregate principal amount of the Notes then outstanding. Notwithstanding the foregoing, no amendment or waiver that (i) disproportionately and adversely affects any Holder relative to the other Note Holders or (ii) changes the fundamental economic terms applicable to any Holder, including the terms governing the Amended Conversion Price, the number or type of securities issuable to such Holder, the treatment of its Existing Note Warrants or its right to receive Interest Shares, shall be effective against such Holder without such Holder’s written consent. For the avoidance of doubt, the foregoing individual consent requirement applies to any amendment or waiver of Section 2.1, Section 2.2, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 5.10, Section 5.12, Section 5.13, Section 5.23, Section 6.1, Section 7.1 or this Section 8.16 only to the extent such amendment or waiver has either of the effects described in the preceding sentence. An amendment or waiver that applies to all Note Holders in the same fashion and does not disproportionately and adversely affect any Holder may be approved by the Company and Holders holding at least a majority in aggregate principal amount of the Notes then outstanding. The Company, on the one hand, and the Holder, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Holder or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Holder or the Company, respectively. Notwithstanding the foregoing, or anything else to the contrary, the Company may seek an amendment under the Notes by the holders of the requisite principal amount required to bind all Holders to amend the Amended Conversion Price and the waivers set forth herein, to the extent permitted by the Notes, and any Holder that does not sign this Agreement may be excluded from the conversion and related benefits to the extent permitted by the Notes.

8.17 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Conversion Closing and the delivery of the Conversion Shares and the Interest Shares in accordance with theterms of this Agreement, and the provisions identified in Section 7.3 shall survive any termination of this Agreement as provided therein. The Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.18 Mutual Drafting. This Agreement is the joint product of the Holder and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.19 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Existing Note Warrants, as amended herein, and any Replacement Notes and New Capital Financing Warrants were determined as a result of arm’s-length negotiations.

8.20 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

NEXGEL, INC.

By:
Name:	Brian J. Kieser
Title:	Interim Chief Executive Officer

[Signature Page to Note Amendment and Conversion Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

[_____]

By:
Name:
Title:

Beneficial Ownership Limitation: [●]

[Signature Page to Note Amendment and Conversion Agreement]

EXHIBIT A

HOLDER

Investor Name & Address	Principal Amount of Notes Subject to Conversion	Accrued Interest through September 30,2026	Interest Shares	Minimum Conversion Shares at the Amended Conversion Price	Basic Pro-Rata Right of New Financing	Existing Note Warrants Retained
Sequence LifeSciences, Inc.	$5,500,000	$250,136.99	20,845	1,000,000	$1,847,497.48
Helena Partners	$2,750,000	$125,068.51	10,423	500,000	$923,748.74
Asymmetry Point Capital	$2,000,000	$70,410.96	5,868	363,637	$671,817.27
Brian Kieser	$1,000,000	$37,808.22	3,151	181,819	$335,908.63
District 2 Capital	$500,000	$22,739.74	1,895	90,910	$167,954.32
Bigger Capital	$500,000	$22,739.74	1,895	90,910	$167,954.32
Auctus Fund	$500,000	$22,739.74	1,895	90,910	$167,954.32
Patrick Hannigan	$300,000	$13,643.84	1,137	54,546	$100,772.59
Dr. Robert Gottlieb	$300,000	$13,068.52	1,090	54,546	$100,772.59
Nachum Stein	$250,000	$11,369.86	948	45,455	$83,977.16
Richard Myers	$200,000	$9,095.90	758	36,364	$67,181.73
Herbst Capital	$200,000	$9,095.90	758	36,364	$67,181.73
George Marema	$150,000	$6,821.92	569	27,273	$50,386.29
Prizm Investments	$150,000	$6,821.92	569	27,273	$50,386.29
Brenden Schneck	$100,000	$4,547.96	379	18,182	$33,590.86
Gary Blum	$100,000	$4,164.40	348	18,182	$33,590.86
Neil Chesen	$75,000	$3,410.97	285	13,637	$25,193.15
Adam Levy	$60,000	$2,268.49	190	10,910	$20,154.52
Scott Henry	$50,000	$2,082.20	174	9,091	$16,795.43
Dr Chris Mancuso	$50,000	$2,273.98	190	9,091	$16,795.43
Dr Arvin Ahuja	$50,000	$2,273.98	190	9,091	$16,795.43
Steve Cardiello	$25,000	$1,136.99	95	4,546	$8,397.72
Ian Blackman	$25,000	$1,136.99	95	4,546	$8,397.72
Adam Drapczuk	$25,000	$1,136.99	95	4,546	$8,397.72
Steve Glassman	$25,000	$1,136.99	95	4,546	$8,397.72
Total	$14,885,000	$647,131.70	53,937	2,706,375	$5,000,000.00

EXHIBIT B

FORM OF REPLACEMENT NOTE

SCHEDULE 5.18

WAIVED EVENTS OF DEFAULT

The Holder waives all existing and potential Events of Default arising from (a) any failure to maintain or timely file a registration statement covering the Conversion Shares or Interest Shares, (b) any failure to timely file or amend a Form 8-K or Form 8-K/A, (c) any failure to reserve sufficient shares of Common Stock, and (d) any other Event of Default existing or potentially arising from the transactions contemplated by the Transaction Agreements or the Merger Agreement through the date hereof.